Exhibit 10.50

STATE OF NORTH CAROLINA

COUNTY OF WAKE

LEASE AGREEMENT

THIS LEASE AGREEMENT (the “Lease”), is made and entered into this 16th day of April, 2007, by and between BIG DECK PARKING, LLC, a North Carolina limited liability company (“Landlord”), and RALEIGH RESTAURANT CONCEPTS, INC., a North Carolina corporation (“Tenant”).

WITNESSETH:

WHEREAS, Landlord owns certain real property adjacent to an adult nightclub located at 3210 Yonkers Road, Raleigh, North Carolina, said nightclub being sublet to Tenant pursuant to that certain Agreement of Sublease by and between Regale, Inc. and Tenant, dated as of the date hereof (the “Club Sublease”); and

WHEREAS, Tenant desires to use said real property for parking purposes (the “Intended Use”).

NOW THEREFORE, for and in consideration of the covenants and agreements hereinafter set out to be kept and performed by Tenant, and other good and valuable consideration, the receipt and legal sufficiency of which are hereby acknowledged, Landlord has agreed to demise and lease, and by these presents does hereby demise and lease to Tenant, for the Intended Use only, upon the conditions hereinafter set out, that certain parcel of land, together with all improvements thereon, lying and being adjacent to an adult nightclub located at 3210 Yonkers Road, Raleigh, North Carolina in Wake County, North Carolina, and being more particularly described on Exhibit A attached hereto and incorporated herein by reference (“Premises”).

TO HAVE AND TO HOLD said Premises and privileges and appurtenances thereunto belonging to Tenant, upon the following terms and conditions:

1. TERM. The term of this Lease (the “Term”) shall commence as of the later of (i) the date which is the first business day after all parties hereto have executed this Lease (and Guarantor has executed the Guaranty, as such terms are hereinafter defined), or (ii) the 16th day of April, 2007 (the “Commencement Date”), and, unless extended pursuant to the express terms of this Section 1, shall expire on the 31st day of January, 2012 at 5:00 p.m. (the “Expiration Date”), unless sooner terminated in accordance with the terms of this Lease. This Lease shall create the relationship of landlord and tenant only between Landlord and Tenant.

Provided that (i) Tenant is not then in default under this Lease; and (ii) Regale, Inc. and Tenant have similarly extended the term of the Club Sublease, then the Term shall automatically be extended for successive periods of five (5) years each, unless Landlord receives written notice from Tenant of its intent not to extend the Term, such notice to be received no less than twelve (12) months prior to the expiration of the then-existing Term. Landlord shall not be required to give Tenant any notice of its failure to timely exercise its extension option for this Lease or the Club Sublease. Notwithstanding the foregoing, Tenant shall not be entitled to extend the Term (and the Term shall not automatically extend) beyond the 31st day of January, 2062 (the “Outside Expiration Date”). Additionally, Tenant acknowledges and agrees that Landlord shall have the unilateral right to extend the Term: (i) to the same extent that the Term of the Club Sublease is extended; or (ii) in the event that Tenant (or any affiliated company) acquires the interest of landlord under the Prime Lease (as such term is defined in the Club Sublease), through the Outside Expiration Date. Landlord shall be deemed to have exercised this right and the Term shall be extended: (i) to be coterminous with the Term of the Club Sublease; or (ii) through the Outside Expiration Date (as applicable), unless Landlord provides Tenant with express written notice to the contrary, no less than 30 days before the expiration of the then-current Term (or within 60 days of receipt of actual notice that Tenant has acquired the interest of landlord under the Prime Lease).

2. RENT. The “Rent Commencement Date” shall be the Commencement Date. Commencing on the Rent Commencement Date, Tenant shall pay base annual rent (“Base Rent”) according to the following schedule:

Rent Commencement Date – 1/31/10	$237,000.00/yr.	$19,750.00/mo.
2/01/10 – 1/31/11	$243,000.00/yr.	$20,250.00/mo.
2/01/11 – 1/31/12	$249,000.00/yr.	$20,750.00/mo.
2/01/12 – 1/31/13	$255,000.00/yr.	$21,250.00/mo.
2/01/13 – 1/31/14	$261,000.00/yr.	$21,750.00/mo.
2/01/14 – 1/31/15	$267,000.00/yr.	$22,250.00/mo.
2/01/15 – 1/31/16	$273,000.00/yr.	$22,750.00/mo.
2/01/16 – 1/31/17	$279,000.00/yr.	$23,250.00/mo.
2/01/17 – 1/31/18	$285,000.00/yr.	$23,750.00/mo.
2/01/18 – 1/31/19	$291,000.00/yr.	$24,250.00/mo.
2/01/19 – 1/31/20	$297,000.00/yr.	$24,750.00/mo.
2/01/20 – 1/31/21	$303,000.00/yr.	$25,250.00/mo.
2/01/21 – 1/31/22	$309,000.00/yr.	$25,750.00/mo.
2/01/22 – 1/31/23	$315,000.00/yr.	$26,250.00/mo.
2/01/23 – 1/31/24	$321,000.00/yr.	$26,750.00/mo.
2/01/24 – 1/31/25	$327,000.00/yr.	$27,250.00/mo.
2/01/25 – 1/31/26	$333,000.00/yr.	$27,750.00/mo.
2/01/26 – 1/31/27	$339,000.00/yr.	$28,250.00/mo.
2/01/27 – 1/31/28	$345,000.00/yr.	$28,750.00/mo.
2/01/28 – 1/31/29	$351,000.00/yr.	$29,250.00/mo.
2/01/29 – 1/31/30	$357,000.00/yr.	$29,750.00/mo.
2/01/30 – 1/31/31	$363,000.00/yr.	$30,250.00/mo.
2/01/31 – 1/31/32	$369,000.00/yr.	$30,750.00/mo.
2/01/32 – 1/31/33	$375,000.00/yr.	$31,250.00/mo.
2/01/33 – 1/31/34	$381,000.00/yr.	$31,750.00/mo.
2/01/34 – 1/31/35	$387,000.00/yr.	$32,250.00/mo.
2/01/35 – 1/31/36	$393,000.00/yr.	$32,750.00/mo.
2/01/36 – 1/31/37	$399,000.00/yr.	$33,250.00/mo.
2/01/37 – 1/31/38	$405,000.00/yr.	$33,750.00/mo.
2/01/38 – 1/31/39	$411,000.00/yr.	$34,250.00/mo.
2/01/39 – 1/31/40	$417,000.00/yr.	$34,750.00/mo.
2/01/40 – 1/31/41	$423,000.00/yr.	$35,250.00/mo.
2/01/41 – 1/31/42	$429,000.00/yr.	$35,750.00/mo.
2/01/42 – 1/31/43	$435,000.00/yr.	$36,250.00/mo.
2/01/43 – 1/31/44	$441,000.00/yr.	$36,750.00/mo.
2/01/44 – 1/31/45	$447,000.00/yr.	$37,250.00/mo.

2/01/45 – 1/31/46	$453,000.00/yr.	$37,750.00/mo.
2/01/46 – 1/31/47	$459,000.00/yr.	$38,250.00/mo.
2/01/47 – 1/31/48	$465,000.00/yr.	$38,750.00/mo.
2/01/48 – 1/31/49	$471,000.00/yr.	$39,250.00/mo.
2/01/49 – 1/31/50	$477,000.00/yr.	$39,750.00/mo.
2/01/50 – 1/31/51	$483,000.00/yr.	$40,250.00/mo.
2/01/51 – 1/31/52	$489,000.00/yr.	$40,750.00/mo.
2/01/52 – 1/31/53	$495,000.00/yr.	$41,250.00/mo.
2/01/53 – 1/31/54	$501,000.00/yr.	$41,750.00/mo.
2/01/54 – 1/31/55	$507,000.00/yr.	$42,250.00/mo.
2/01/55 – 1/31/56	$513,000.00/yr.	$42,750.00/mo.
2/01/56 – 1/31/57	$519,000.00/yr.	$43,250.00/mo.
2/01/57 – 1/31/58	$525,000.00/yr.	$43,750.00/mo.
2/01/58 – 1/31/59	$531,000.00/yr.	$44,250.00/mo.
2/01/59 – 1/31/60	$537,000.00/yr.	$44,750.00/mo.
2/01/60 – 1/31/61	$543,000.00/yr.	$45,250.00/mo.
2/01/61 – 1/31/62	$549,000.00/yr.	$45,750.00/mo.

Base Rent due throughout the Term shall be payable in equal monthly installments, in advance, on or before the first day of each calendar month of the Term, except that Tenant shall pay the first such monthly installment upon the execution hereof. If the Rent Commencement Date is a date other than the first day of the month, rent for the period commencing with and including the Rent Commencement Date until the first day of the following month shall be pro-rated at the rate of one-thirtieth (1/30th) of the fixed monthly rental per day. All rent and other amounts due under this Lease shall be paid without demand or notice and without any setoff or deduction whatsoever. All charges, costs and sums required to be paid by Tenant to Landlord hereunder in addition to Base Rent shall be deemed additional rent (“Additional Rent”), and Base Rent and Additional Rent shall hereinafter be collectively called “Rent.” Rent shall be paid to or upon the order of Landlord at the following address: Post Office Box 17736, Raleigh, North Carolina 27619, Attn: Barry Sandman. Landlord shall have the right to change the Rent payment address by giving advance written notice thereof to Tenant. All payments of Rent shall be made in immediately available, lawful money of the United States. If any Rent payment is not received by Landlord within five (5) days after the Rent Due Date, Tenant shall pay Landlord, without notice or demand, a late payment fee of five percent (5%) of the unpaid Rent per occurrence, plus the Rent then due. Tenant shall pay Landlord a $15.00 processing fee for each check of Tenant that is returned by a financial institution because of insufficient funds or because Tenant did not have an account at the financial institution.

3. ASSIGNMENT. Tenant shall not transfer, mortgage, encumber, assign, or sublet all or any part of the Premises without Landlord’s prior written consent, which may be given or withheld in Landlord’s sole discretion.

4. TAXES/UTILITIES. Before delinquency, Tenant shall pay ad valorem property taxes assessed against the Premises by any governmental authority having jurisdiction over the Premises. Before delinquency, Tenant shall pay all other assessments and/or taxes assessed by any government authority having jurisdiction over the Premises, including but not limited to, taxes levied upon any structure, facility, or personal property of Tenant (or Tenant’s officers, directors, members, lot owners, subtenants, employees or agents) located at or upon the Premises. Tenant shall deliver proof of such tax payment(s) to Landlord upon request. Tenant shall be responsible for procuring and paying when due all charges for utilities associated with the Premises.

5. USE/COMPLIANCE WITH LAWS. Tenant shall use the Premises exclusively for the Intended Use and for no other purpose without Landlord’s prior written consent, which consent Landlord may give or withhold in its sole discretion. Tenant, at Tenant’s sole expense, shall comply with all laws, ordinances, regulations and restrictive covenants applicable to Tenant’s use and occupancy of the Premises. Tenant shall not use the Premises for any unlawful purpose and shall not occupy said Premises in such a way as to constitute a nuisance. Tenant shall exercise due care and diligence to prevent any person from engaging in any unlawful act on the Premises.

6. ALTERATIONS AND IMPROVEMENTS. Tenant shall not construct or otherwise establish any dwelling upon the Premises. Subject to the terms and conditions herein, Tenant shall not construct any structure of any nature whatsoever or make any alteration, improvement, addition, removal, or utility installation upon the Premises without Landlord’s prior written consent, which may not be unreasonably withheld. In the event Landlord does consent to any such improvements/alterations, Tenant shall (at its sole cost and expense) be solely responsible for all related permitting and shall comply with all laws, ordinances, regulations and restrictive covenants applicable to any alteration/improvement work. Tenant may not install or display any sign on the Premises without Landlord’s prior written consent, which may not be unreasonably withheld.

7. RIGHT OF ENTRY. Tenant shall permit Landlord and Landlord’s officers, agents, employees and contractors to enter the Premises at any and all times for the purpose of inspecting the Premises and Tenant’s compliance with the terms and conditions of this Lease. Tenant shall permit the tenant under any billboard lease with the access rights as reasonably required or as otherwise provided in the relevant billboard lease document (see Section 22 of this Lease). In the event damage occurs to the Premises and Tenant fails to take any assessment and remedial actions as required by this Lease, Landlord may, but is not obligated to, enter the Premises and take such actions. In such event, Tenant shall indemnify Landlord from any and all costs incurred by Landlord as set forth in this Lease and shall release Landlord from any and all claims arising from, or related to, Landlord’s entry onto the Premises and completion of such actions. Landlord has no obligation to make an inspection of the Premises.

8. PROTECTION AGAINST LIENS. Tenant shall not permit any mechanics’, materialmen’s or other types of liens whatsoever to be filed against all or any part of the Premises, nor against Tenant’s leasehold interest in the Premises, by reason of any claims made by, against, through or under Tenant. If any such lien is filed against the Premises, Tenant shall cause the same to be discharged of record within ten (10) days after filing thereof. If Tenant shall fail to discharge such lien within said ten (10) day period, then Landlord may at its election, in addition to any other right or remedy available to it, discharge the lien by paying the amount claimed to be due or by procuring the discharge by giving security or in such other manner as may be allowed by law. If Landlord acts to discharge or secure the lien, then Tenant shall immediately reimburse Landlord for all sums paid and all costs and expenses (including reasonable attorneys’ fees) incurred by Landlord involving such lien, together with interest on the total expenses and costs at the rate of twelve percent (12%) per annum. Tenant shall give Landlord written notice within three (3) days of the filing of any such lien.

9. TRIPLE NET LEASE. Tenant agrees that this Lease is, except as otherwise expressly stated herein, a 100% “triple net lease” to Landlord, and that Landlord is not responsible during the Term of this Lease for any costs, charges, expenses, and outlays of any nature whatsoever (including, without limitation, governmental assessments) arising from or relating to the Premises or the use and occupancy thereof, or the contents thereof or the business carried on therein. From and after the Commencement Date, Tenant shall pay all charges, impositions, costs, and expenses of every nature and kind relating to the Premises and shall perform, at its sole expense, its obligations under this Lease and any obligations required under any applicable laws, ordinances, regulations and restrictive covenants, except as expressly provided herein to the contrary.

10. MAINTENANCE AND REPAIR OF PREMISES. Tenant’s execution of this Lease is Tenant’s representation to Landlord that Tenant has examined and inspected the Premises, finds the Premises to be as represented by Landlord and satisfactory to Tenant’s Intended Use and constitutes Tenant’s acceptance “AS IS.” Landlord makes no representation or warranty as to the condition of the Premises. Tenant, at Tenant’s sole expense shall (i) maintain and keep the Premises in a clean and safe condition; (ii) maintain and repair any improvements or alterations to the Premises; (iii) provide landscaping and grounds maintenance; (iv) be responsible for all repairs whatsoever for damages to the Premises caused by, or arising from Tenant’s use of the Premises or Tenant’s (or their employees’, agents’, contractors’ or invitees’) misconduct or negligence. Repairs or maintenance required under this Section shall be made within a reasonable time (depending on the nature of the repair or maintenance needed) after having received notice or having actual knowledge of the need for repair or maintenance. After a reasonable time, if Tenant fails to perform any Tenant maintenance and repair obligation hereunder, Landlord, may (but shall not be required) after five (5) days’ written notice to Tenant, perform Tenant’s maintenance and repair obligation hereunder. In such event, Tenant promptly shall pay Landlord all costs in connection therewith upon receipt of an itemized bill or similar statement of costs from Landlord. Tenant shall keep the Premises in a clean and safe condition and shall not cause, permit or allow any unsanitary or unsafe condition thereon. Tenant shall dispose of all garbage, refuse or other waste in a clean and safe manner and shall comply with all applicable laws, rules and ordinances concerning disposal and collection of such waste.

11. SUBORDINATION. Tenant’s receipt and exercise of rights and privileges hereunder shall be subject to all matters of record and any mortgage, deed of trust, lien, or hypothecation for security now or hereafter existing. Landlord’s rights under this Lease shall inure to Landlord’s successors and assigns. Tenant agrees to execute any documents required to effectuate such subordination to the lien of any such mortgage, deed of trust or hypothecation, as the case may be, and failing to do so within ten (10) days after written demand by Landlord, does hereby make, constitute and irrevocably appoint Landlord as Tenant’s attorney in fact and in Tenant’s name, place and stead to do so.

12. DESTRUCTION OF PREMISES. If the Premises are damaged or destroyed, in whole or in part, by fire or other casualty, Rent shall not abate. Tenant acknowledges that the only insurance proceeds payable on account of damage to or destruction of the Premises shall be those proceeds obtained under Tenant’s insurance policy(ies) secured pursuant to this Lease. Tenant shall not be entitled to, and hereby waives, all claims against Landlord for any compensation or damage for loss of use of the whole or any part of the Premises and/or for any inconvenience or annoyance occasioned by any such damage, destruction, repair, or restoration.

13. CONDEMNATION. If all, or any substantial portion of, or access to, the Premises is taken under the power of eminent domain (including any conveyance made in lieu thereof), this Lease shall terminate upon vesting of title in the condemning authority. If the condemnor only takes a portion of the Premises and Tenant can continue use of the remainder, then this Lease shall not terminate as a result of said condemnation (and Rent shall be abated proportionately). All compensation awarded for any taking (or the proceeds of a private sale in lieu thereof) shall be the property of Landlord. Landlord shall not have any interest in any separate award made to Tenant for loss of business, moving expenses, or the taking of Tenant’s personal property.

14. INSURANCE. Tenant further shall maintain in force a policy of commercial general liability insurance insuring Landlord and Tenant against claims and liability for personal injury, death or property damage arising from the development, use, occupancy, misuse or condition of the Premises or any improvements located thereon providing protection in at least the following amounts: (a) not less than $1,000,000.00 for injury or death of any one person per occurrence and not less than $3,000,000.00 for injury or death of more than one person, together with appropriate worker’s compensation insurance in connection with any work on or about the Premises; and (b) not less than $1,000,000.00 for property damage for any one occurrence and $3,000,000.00 in the aggregate. The insurance required by this Lease shall (a) be obtained from one or more companies licensed to do business in North Carolina with general policyholder’s ratings of at least “A” and a financial rating of at least XI in the most current Best’s Insurance Reports available on the date of this Lease; (b) name Landlord as an additional insured, as its interest may appear; and (c) provide that such insurance not be canceled or failed to be renewed unless at least thirty (30) days prior written notice is given to Landlord. Tenant shall furnish Landlord a copy of certificates of such insurance coverage, together with satisfactory evidence of payment of the premiums thereon, on an annual basis or at such other times as Landlord may request. Tenant shall also be required to maintain such insurance covering its obligations (and the Premises) under the Club Sublease, in addition to any insurance obligations imposed by the Club Sublease.

15. INDEMNIFICATION. Tenant assumes all risks incident to the use of the Premises and bears the risk of loss or damage by any casualty. Tenant shall defend, indemnify and hold harmless Landlord, its officers, directors, shareholders, employees, agents and contractors from and against any and all claims, losses, demands, liabilities, damages, fines, penalties, costs, and expenses (including without limitation reasonable attorneys’ fees) and claims of every kind suffered by or asserted against Landlord arising directly or indirectly from (a) Tenant’s (or any of Tenant’s officers’, directors’, members’, subtenants’, employees’, invitees’, licensees’, contractors’, or agents’) use, possession, occupancy, development, maintenance, or improvement of the Premises; (b) any breach or default by Tenant in the performance of any obligation on Tenant’s part to be performed under the terms and conditions of this Lease; or (c) any negligence or misconduct of Tenant (or Tenant’s officers, directors, members, subtenants, employees, invitees, licensees, contractors, or agents). Tenant’s indemnification to Landlord shall include, but not be limited to, (a) all costs (including reasonable attorneys’ fees), expenses and liabilities incurred by Landlord in the defense of any such claim (whether actual or threatened) or demand or any action or proceeding brought thereon; or (b) any cost or expense (including without limitation reasonable attorneys’, experts’, and consultants’ fees and expenses) which is or may be necessary, in Landlord’s sole discretion, to (i) comply with laws applicable to the Premises; (ii) comply with the terms or conditions of any permit, license, or approval issued by a governmental agency having jurisdiction over the Premises; or (iii) undertake and complete assessment and remedial actions necessary to restore the Premises to as good a condition as existed prior to any damage caused, permitted or allowed by Tenant (or Tenant’s officers, directors, members, subtenants, employees, invitees, licensees, contractors, or agents). Tenant hereby waives and releases Landlord, its officers, directors, employees, shareholders, agents and contractors from all claims against them. Tenant further agrees that Landlord shall not be liable for any damage to, or destruction or loss of, any of Tenant’s personal property, including any structure located upon the Premises, regardless of the cause or causes of such damage, destruction or loss. The provisions of this Section shall survive the expiration or termination of this Lease.

16. MUTUAL WAIVER OF SUBROGATION. For the purpose of the waiver of subrogation, the parties mutually release and waive unto the other all rights to claim damages, costs or expenses for any injury to persons (including death) or property caused by a casualty of any type whatsoever, in, on or about the Premises if the amount of such damage, cost or expense has been paid to such damaged party under the terms of any policy of insurance. All insurance policies carried with respect to this Lease, if permitted under applicable law, shall contain a provision whereby the insurer waives, prior to loss, all rights of subrogation against either Landlord or Tenant.

17. SURRENDER OF PREMISES. Upon expiration or any sooner termination of this Lease, Tenant shall surrender the Premises to Landlord in clean condition and in as good a condition as when received by Tenant. Upon expiration or sooner termination of this Lease, Landlord immediately shall be entitled to possession of the Premises and Tenant shall peaceably surrender possession of the Premises to Landlord. Tenant, at Tenant’s expense, shall repair and restore any damage to the Premises caused by removal of its personal property. Tenant’s failure to remove any such personal property, structures, or portions thereof, from said Premises within the time specified above shall result in said property becoming and remaining the property of Landlord. Notwithstanding the foregoing, at the end of the term of this Lease, Tenant shall be required to deliver the Premises to Landlord in a physical condition as it existed prior to this Lease, except as specifically provided herein.

18. DEFAULT. The occurrence of any one or more of the following events (“Events of Default,” any one an “Event of Default”) shall constitute a default and breach of this Lease: (a) failure by Tenant to make any payment of Rent or fees as and when it shall become due under this Lease; (b) failure by Tenant (or Tenant’s officers, directors, members, subtenants, employees, invitees, licensees, contractors, and agents) to perform any other promise, duty or obligation herein agreed to by Tenant, or imposed upon Tenant (or Tenant’s officers, directors, members, subtenants, employees, invitees, licensees, contractors, or agents) by law; (c) Tenant shall become bankrupt or insolvent, or file any debtor proceedings, or file pursuant to any statute a petition in bankruptcy or insolvency, or file a petition for the appointment of a receiver or trustee for all or substantially all of Tenant’s assets and such petition or appointment shall not have been set aside within sixty (60) days from the date of such petition or appointment, or if Tenant makes an assignment for the benefit of creditors, or petitions for or enters into an arrangement for the benefit of creditors; (d) the abandonment or desertion of the Premises (or any portion thereof) for any reason; (e) the attachment, execution or other judicial seizure of substantially all of Tenant’s assets located at the Premises or of Tenant’s leasehold interest in this Lease, where such seizure is not discharged within sixty (60) days; (f) any default under, or any violation or breach of any agreement, covenant or representation made by Tenant in, that certain Agreement for the Purchase and Sale of Assets by and among Regale, Inc., Tenant, and Guarantor, dated as of March 23, 2007; (g) any default under, or any violation or breach of any agreement, covenant or representation made by Tenant in, that certain Indemnification Agreement by and among Regale, Inc., Tenant, and Guarantor, dated as of March 23, 2007 or (h) any default by Tenant under the Club Sublease. Upon the occurrence of any Event of Default, Landlord may at its option do any one or all of the following: (A) declare all Rent, additional rent and all other amounts owed to Landlord hereunder for the remainder of the Term immediately due and payable; (B) terminate this Lease without further notice and exercise any rights or remedies available in this Lease, at law or in equity; (C) repossess the Premises (or portion thereof), with or without terminating this Lease; (D) seize and hold any personal property of Tenant (or Tenant’s officers, directors, members, subtenants, employees, invitees, licensees, contractors or agents) located on the Premises and assert against the same a lien for monies due Landlord; and/or (E) without obtaining any court authorization, deny Tenant’s (or Tenant’s officers, directors, members, subtenants, employees, invitees, licensees, contractors or agents) access to the Premises. Landlord’s reasonable attorneys’ fees in pursuing any of the foregoing remedies, or in collecting any Rent or other amounts due hereunder, shall be paid by Tenant.

Notwithstanding the foregoing, it shall not be an Event of Default if: (i) Tenant makes full payment within five (5) days after receipt of written notice of any delinquency under subsection (a) above; and/or (ii) Tenant cures any failure under subsections (b), (f), or (g) above, within fifteen (15) days after receipt of written notice thereof; provided that Landlord shall not be required to provide more than two (2) such notices in any twelve (12) month period during the Term.

19. ACCEPTANCE BY TENANT. Tenant shall comply with the terms and conditions of this Lease. Tenant acknowledges that Tenant has read and understands this Lease and agrees to comply, and have its officers, directors, members, subtenants, guests, invitees, employees, licensees, contractors and agents comply with all terms and conditions thereof.

20. NOTICES. All notices required or permitted by any provision of this Lease shall be sent via certified mail, return receipt requested or via personal or overnight mail delivery (with proof of delivery requested) and shall be directed as follows:

If to Landlord:	Big Deck Parking, LLC
c/o Sandman & Rosefielde-Keller
7101 Creedmoor Road, Suite 142 Raleigh, North Carolina 27613
Attention: S. Barry Sandman
Facsimile: (919) 847-7335

with a copy to:	Smith, Anderson, Blount, Dorsett,
Mitchell & Jernigan, L.L.P.
Post Office Box 2611 Raleigh, North Carolina 27602-2611
Attention: Michael P. Saber, Esq.

overnight delivery address:

2500 Wachovia Capitol Center
150 Fayetteville Street Raleigh, North Carolina 27601

If to Tenant:	Troy Lowrie
VCG Holding Corp.
390 Union St., Suite 540 Lakewood, Colorado 80228
Facsimile: (303) 922-0746

and

Michael L. Ocello
VCG Holding Corp.
1401 Mississippi Avenue, #10 Sauget, Illinois 62201
Facsimile: (681) 271-8384

with a copy to:	Allan S. Rubin, Esq.
Draper, Rubin & Shulman P.L.C.
29800 Telegraph Road Southfield, Michigan 48034
Facsimile: (248) 358-9400

Either party may, at any time or from time to time, designate in writing a substitute address for the above set forth, and thereafter notice shall be directed to such substitute address.

21. GUARANTY. As additional consideration for Landlord to enter into this Lease, Tenant shall cause VCG Holding Corp., a company incorporated under the laws of Colorado and having an office at 390 Union Street, Suite 540, Lakewood, Colorado 80228 (“Guarantor”), to execute the Guaranty Agreement attached hereto as Exhibit B (the “Guaranty”) and Tenant shall deliver same to Landlord contemporaneously with Tenant’s execution of this Lease. Tenant’s failure to deliver such Guaranty as required in the preceding sentence shall be an automatic event of default under this Lease, with no notice being necessary to Tenant, and Landlord shall be entitled to exercise any and all rights and remedies available to it hereunder, as well as at law or in equity. Additionally, if Tenant fails to deliver such Guaranty, Landlord, notwithstanding anything to the contrary contained in this Lease, may terminate this Lease by providing Tenant five (5) days advance written notice thereof.

22. BILLBOARD LEASE. Notwithstanding the foregoing, the Premises and this Lease shall exclude the existing billboard equipment (as may be reasonably replaced, repaired, or modified) and the right to lease said billboard space. The current billboard lease is attached hereto as Exhibit C and incorporated herein (as may be amended, the “Billboard Lease”). Tenant acknowledges and agrees that this Lease and all rights hereunder remain subject and subordinate to the Billboard Lease, or any billboard leases entered into in the future by Landlord or any affiliate or designee of Landlord (as long as any such new leases do not materially and adversely affect Tenant’s then-existing rights under this Lease). Tenant shall have no right to any rents or profits from the Billboard Lease or any similar billboard leases.

23. MISCELLANEOUS. (a) Binding Effect. Except as otherwise provided herein, the provisions of this Lease shall be binding on and inure to the benefit of the parties hereto, their heirs, legal representatives, successors, and permitted assigns and sublessees. (b) Severability. If any provision of this Lease shall be declared invalid or unenforceable, the remainder of this Lease shall continue in full force and effect. (c) Remedies Cumulative - Nonwaiver; Survival. Unless otherwise specified in this Lease, no remedy of Landlord or Tenant shall be considered exclusive of any other remedy, but each shall be distinct, separate and cumulative with other available remedies. Landlord or Tenant may exercise each remedy available under this Lease or at law or in equity from time to time as often as the need may arise. No course of dealing between Landlord and Tenant or any delay or omission of Landlord or Tenant in exercising any right arising from the other party’s default shall impair such right or be construed to be a waiver of a default. The covenants contained in this Lease which, by their terms require their performance after the expiration or termination of this Lease shall be enforceable notwithstanding the expiration or termination of this Lease. (d) Attorneys’ Fees/Costs. In any litigation arising out of this Lease, the prevailing party shall be entitled to recover reasonable attorneys’ fees and costs, through all trial and appellate levels and post-judgment proceedings. (e) Force Majeure. Neither party shall be required to perform any term, condition or covenant in this Lease (other than the payment of money) so long as such performance is delayed or prevented by acts of God, strikes, lockouts, material or labor restrictions by any governmental authority, civil riots, floods, or any other cause not reasonably within the control of such party. (f) Limitation of Liability. If Landlord or any of its employees, officers, directors, or stockholders are ordered to pay Tenant a money judgment because of Landlord’s default under this Lease, said money judgment only may be enforced against and satisfied out of (i) Landlord’s interest in the Premises; and (ii) any insurance or condemnation proceeds received because of damage or condemnation to, or of, said Premises that are available to Landlord. No other assets of Landlord or said other parties listed in the preceding sentence shall be liable for, or subject to, any such judgment. (g) Time is of the essence. (h) Recording. This Lease shall not be recorded. At the request of either party, the parties hereto shall execute a Memorandum of Lease, in recordable form, specifying the Commencement and Expiration Dates of the Lease only, a description of the Premises, and any other provisions which the parties mutually agree to incorporate therein. (i) Governing Law. This Lease shall be governed by, and construed and enforced in accordance with, the laws of the State of North Carolina. (j) Lease Not an Offer. Landlord gave this Lease to Tenant for review. It is not an offer to Lease. This Lease shall not be binding unless signed by both parties. (k) Entire Agreement. This Lease and the exhibits attached hereto contain all of the agreements and representations between the parties with respect to the subject matter hereof. None of the terms of this Lease shall be waived or modified to any extent, except by written instrument signed and delivered by both parties. (l) Business Days. The term “business days” as used herein means Monday through Friday inclusive, excluding the following holidays: New Year’s Day, Memorial Day, July 4th, Labor Day, Thanksgiving Day and Christmas Day. Throughout this Lease, wherever the term “days” is used, the term shall refer to calendar days. Wherever the term “business days” is used, the term shall refer to business days. (m) Duplicate Counterparts. This Lease may be executed in one or more counterparts, each of which shall be an original and all of which shall constitute one and the same instrument. (n) Authority. The individuals signing this Lease personally warrant that they have the right and power to enter into this Lease on behalf of Landlord and Tenant, to grant the rights granted under this Lease, and to undertake the obligations undertaken in this Lease. (o) Captions. The captions or headings in this Lease are inserted only as a matter of convenience and for reference and they in no way define, limit, or describe the scope of this Lease or the intent of any provision hereof.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed, as of the date first above written.

LANDLORD:
BIG DECK PARKING, LLC, a North Carolina limited liability company

By:	/s/ S. Barry Sandman
Printed Name:	S. Barry Sandman
Title:	Managing Member
Date:	April 13, 2007

TENANT:
RALEIGH RESTAURANT CONCEPTS, INC., a North Carolina corporation

By:	/s/ Micheal L. Ocello
Printed Name:	Micheal L. Ocello
Title:	President
Date:	April 13, 2007

EXHIBIT A

(Insert Legal Description of Premises)

EXHIBIT B

GUARANTY AGREEMENT

As a material inducement to Landlord to enter into the Lease, dated April 16, 2007 (as may be amended from time to time, the “Lease”), between Big Deck Parking, LLC, as Landlord, and Raleigh Restaurant Concepts, Inc., as Tenant, VCG Holding Corp., the Guarantor (as defined in Section 21 of the Lease), hereby unconditionally and irrevocably guarantees the complete and timely performance of each obligation of Tenant (and any subtenant and/or assignee) under the Lease and any extensions, or renewals of and amendments to the Lease. This Guaranty is an absolute, primary, and continuing, guaranty of payment and performance and is independent of Tenant’s obligations under the Lease. Guarantor (and if this Guaranty is signed by more than one person or entity, each Guarantor hereunder) shall be primarily liable, jointly and severally, with Tenant and any other guarantor of Tenant’s obligations. Guarantor waives any right to require Landlord to (a) join Tenant with Guarantor in any suit arising under this Guaranty, (b) proceed against or exhaust any security given to secure Tenant’s obligations under the Lease, or (c) pursue or exhaust any other remedy in Landlord’s power. Until all of Tenant’s obligations to Landlord have been discharged in full, Guarantor shall have no right of subrogation against Tenant. Landlord may, without notice or demand and without affecting Guarantor’s liability hereunder, from time to time, compromise, extend or otherwise modify any or all of the terms of the Lease, or fail to perfect, or fail to continue the perfection of, any security interests granted under the Lease. Without limiting the generality of the foregoing, if Tenant elects to increase the size of the leased premises, extend the lease term, or otherwise expand Tenant’s obligations under the Lease, Tenant’s execution of such lease documentation shall constitute Guarantor’s consent thereto (and such increased obligations of Tenant under the Lease shall constitute a guaranteed obligation hereunder); Guarantor hereby waives any and all rights to consent thereto. Guarantor waives any right to participate in any security now or hereafter held by Landlord. Guarantor hereby waives all presentments, demands for performance, notices of nonperformance, protests, notices of protest, dishonor and notices of acceptance of this Guaranty, and waives all notices of existence, creation or incurring of new or additional obligations from Tenant to Landlord. Guarantor further waives all defenses afforded guarantors or based on suretyship or impairment of collateral under applicable law, other than payment and performance in full of Tenant’s obligations under the Lease. The liability of Guarantor under this Guaranty will not be affected by (i) the release or discharge of Tenant from, or impairment, limitation or modification of, Tenant’s obligations under the Lease in any bankruptcy, receivership, or other debtor relief proceeding, whether state or federal and whether voluntary or involuntary; (ii) the rejection or disaffirmance of the Lease in any such proceeding; or (iii) the cessation from any cause whatsoever of the liability of Tenant under the Lease. Guarantor shall pay to Landlord all costs incurred by Landlord in enforcing this Guaranty (including, without limitation, reasonable attorneys’ fees and expenses). The obligations of Tenant under the Lease to execute and deliver estoppel statements, as therein provided, shall be deemed to also require the Guarantor hereunder to do so and provide the same relative to Guarantor following written request by Landlord in accordance with the terms of the Lease. All notices and other communications given pursuant to, or in connection with, this Guaranty shall be delivered in the same manner required in the Lease. All notices or other communications addressed to Guarantor shall be delivered at the address set forth below. This Guaranty shall be binding upon the heirs, legal representatives, successors and assigns of Guarantor and shall inure to the benefit of Landlord’s successors and assigns. This Guaranty shall be deemed to be made under and shall be construed in accordance with the laws of the State of North Carolina and the Guarantor agrees any litigation necessary to enforce the rights of any party hereto shall be brought in the State of North Carolina, County of Wake.

GUARANTOR:
VCG Holding Corp., a Colorado corporation

By:	/s/ Micheal L. Ocello
Name:	Micheal L. Ocello
Title:	President
Date:	April 13, 2007
Address:	390 Union St., Suite 540 Lakewood, Colorado 80228

EXHIBIT C

(Insert Most Current Billboard Lease)